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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 2004, in the Registration Statement (Pre-Effective Amendment No. 2 to Form S-11) and related Prospectus of Spirit Finance Corporation for the registration of 37,404,862 shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona
October 5, 2004

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Consent of Independent Registered Public Accounting Firm